Exhibit 99.1

WEBSENSE, INC.

WEBSENSE NAMES PRESIDENT AND CEO

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Jennifer Culter
Websense, Inc.	Websense, Inc.
858 320 8072	858 320 9511
kpatterson@websense.com	jculter@websense.com

N E W S   R E L E A S E

Websense Names Gene Hodges President and Chief Executive Officer

John Carrington to continue his role as executive Chairman of the Board of Directors

SAN DIEGO, January 10, 2006—Websense, Inc. (NASDAQ: WBSN), the world’s leading provider of employee internet management software, today announced the appointment of Gene Hodges as its president and chief executive officer, succeeding John Carrington, who has served as CEO since May 1999.  Mr. Hodges takes over as president and CEO effective January 9, 2006, and will be responsible for driving the company’s future business strategies as well as all aspects of the company’s day-to-day operations.  Mr. Hodges is also expected to be appointed to the Board of Directors of Websense later this month.

In announcing the change, Carrington commented, “We are delighted to welcome Gene as our new president and CEO. He is an experienced and well-respected leader in the information security industry, has a proven track record in building a billion dollar organization, and is an innovative and effective business manager. Gene’s 11 years of experience in one of the world’s leading security companies will be invaluable as Websense continues to expand its product offering from a “nice-to-have” web filtering solution to a “must-have” layer of web security. Our market opportunity continues to broaden, and I am confident that under Gene’s leadership Websense will realize its full potential as a recognized leader in web filtering and web security.”

“Websense offers a unique opportunity to apply the knowledge and experience I have gained during my 11 years in the security software industry.  Although I was not seeking a change, the position as CEO of Websense was simply too compelling to pass up,” commented Gene Hodges.  “Websense has all the attributes of a successful growth company—a large and expanding customer base, strong brand recognition, new products, unique technology, emerging markets, strong partnerships and a solid balance sheet.  With the launch of Websense Enterprise® Version 6 and new initiatives in the mobile worker and wireless markets, Websense is well positioned to continue its history of strong growth,” Hodges added.

Hodges joins the company from McAfee, Inc., an industry leader in security software solutions, where he held the position of president and was responsible for technology development, strategy and execution, as well as all sales and marketing for McAfee’s many business units worldwide.  Under his direction, McAfee posted significant growth and dramatically improved profits by focusing on technology leadership in key growth markets and excelling in channel execution.  McAfee has built a globally respected brand by delivering quality products that protect both enterprises and consumers from malware and hacker attacks.  In addition to more than a decade of experience in the security software industry, Hodges was vice president of marketing for a wireless data startup, managing a $150 million Office Automation business for Digital Equipment Company.  Hodges earned a bachelor of arts from Haverford College in Pennsylvania with honors and completed the Harvard Advanced Management Program for business executives.

John Schaefer, chairman of the CEO Selection Committee of the Websense Board of Directors, commented, “Gene’s appointment represents the successful culmination of the Board’s CEO Succession Plan, announced in January 2005. We are fortunate to have hired someone of Gene’s caliber and experience to succeed John as president and CEO.  After an extensive search, we believe there is no better person for the job.”  In recognizing John Carrington’s enormous contributions to Websense’s success, Mr. Schaefer added, “Under John’s leadership Websense has grown from a start-up URL filtering company with less than $9 million in revenue to become the recognized leader in the web filtering and web security market. In recent years, in response to customer requirements, the company has expanded its solutions to include real-time protection from web-based threats at the desktop, at the gateway, and for the remote user.  This successful evolution of the company and its achievement of more than $1.5 billion in market capitalization is largely due to John’s vision and leadership. I speak for the entire Board in expressing our profound thanks to John and our admiration for John’s great skills in leading Websense for the past six years.  He was the right leader for Websense six years ago, and we are confident that Gene Hodges is the right leader for Websense as we continue forward.  We are grateful for John’s desire to remain actively involved in Websense’s future as Executive Chairman of the Board, and look forward to a smooth transition and future contributions from John.”

As an inducement for Mr. Hodges to join Websense as president and CEO, he was granted non-plan options to purchase 600,000 shares of Websense common stock.  The option exercise price is equal to the closing price of Websense common stock as reported by the NASDAQ Stock Market on the first date of Mr. Hodges’ employment with Websense.  The options will vest over four to seven year periods in accordance with pre-determined vesting schedules, provided Mr. Hodges remains employed by the company, and be subject to partial or full acceleration of vesting under certain circumstances.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), the world’s leading provider of employee internet management solutions, enables organizations to optimize employee use of computing resources and mitigate new threats related to internet use including instant messaging, peer-to-peer, and spyware. By providing usage policy enforcement at the internet gateway, on the network and at the desktop, Websense products enhance productivity and security, optimize the use of IT resources and mitigate legal liability for our customers. For more information, visit www.websense.com.

© 2006, Websense, Inc. All rights reserved. Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “guidance” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding new products, services or developments; any statements regarding future economic conditions or financial or operating performance, including estimates of billings and revenue and other guidance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; changes in estimated amounts based on the review and audit of Websense’s financial statements by its independent auditors; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.